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                                                                   EXHIBIT 10.21


                             REIMBURSEMENT AGREEMENT

         This Reimbursement Agreement is made and entered into as of the 28th day of May, 1997 ("Effective Date") by and between MEDPLUS, INC., an Ohio corporation with its principal place of business at 8805 Governor's Hill Drive, Cincinnati, OH 45249 ("MedPlus") and its wholly-owned subsidiary, UNIVERSAL DOCUMENT MANAGEMENT SYSTEMS, INC., an Ohio corporation with its principal place of business at 8805 Governor's Hill Drive, Cincinnati, OH 45249 ("UDMS").

                              W I T N E S S E T H:

         WHEREAS, UDMS desires to acquire a number of CAD software resellers and/or other companies whose business may complement that of UDMS ("Prospect Companies") to help distribute UDMS' product (the "Acquisitions"); and

         WHEREAS, UDMS and its sole shareholder, MedPlus, believe that, in the event the Prospect Companies are acquired, it will be in the best interests of UDMS to conduct an initial public offering of UDMS Common Stock following its acquisition of such Prospect Companies (an "IPO"); and

         WHEREAS, UDMS has incurred and shall continue to incur substantial costs and require administrative and operational assistance associated with the due diligence and negotiations involved with the Acquisitions and in conducting the IPO and transactions related thereto; and

         WHEREAS, MedPlus has provided and shall continue to provide administrative and operational services (the "Services") to UDMS, and UDMS has borrowed, and desires to continue to borrow, from MedPlus the funds necessary to conduct the Acquisitions, the IPO and related transactions, including but not limited to the administrative assistance necessary to recruit and the funds required to compensate certain advisors and/or consultants to assist UDMS with the Acquisitions and the IPO, due diligence services and costs, audit services and fees and recruitment of the Prospect Companies by UDMS (the funds provided by MedPlus shall be referred to as the "Funding").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. OBLIGATIONS OF MEDPLUS. Subject to the terms and conditions set forth herein, and as periodically requested by UDMS in accordance herewith, MedPlus hereby agrees to provide to UDMS, and/or directly distribute or provide on UDMS' behalf to certain third parties, the Services and the Funding.

2. MONTHLY REPORTS. Each month during the Term (as hereinafter defined), MedPlus shall provide to UDMS a report describing (1) the cost of the Services and the Funding provided to UDMS and/or to third parties on behalf of UDMS during such month and (2) interest accrued thereon at a rate equal to MedPlus' then-current borrowing rate with the Provident Bank, Cincinnati, Ohio plus 1% ("Interest") (the "Monthly Reports"). Specifically, the value of Services provided during such month, including but not limited to legal, accounting and recruitment services, shall be calculated based on industry standard rates for such services. Within 15 days of its receipt of a Monthly Report, UDMS shall notify MedPlus of any discrepancies contained in such Monthly Report. If UDMS does not notify MedPlus with respect to any discrepancies in a Monthly Report during such 15 day period, the information contained in such Monthly Report shall be assumed to be accurate.
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3.    FUNDING AGENT. The Funding shall be made solely by MedPlus. UDMS shall deal directly with MedPlus, shall reimburse MedPlus with respect to the Funding and shall be entitled to rely upon MedPlus with respect to all matters relating to the Funding.

4. USE OF PROCEEDS FROM THE FUNDING. The proceeds of the Funding shall be used by UDMS for the purpose of the Acquisitions, the IPO and related matters.

5. REPAYMENT OF THE FUNDING. UDMS shall reimburse MedPlus with respect to the Services and the Funding, as described in the Monthly Reports, as follows:

      (a) in the event the IPO is completed, then within 30 days following such IPO, UDMS shall reimburse MedPlus for the value of the Services and the Funding plus Interest; or

      (b) in the event the IPO is not completed but UDMS receives third party financing, then, at the request of MedPlus, UDMS shall immediately reimburse MedPlus for the value of the Services and the Funding plus Interest.

6. EVENTS OF DEFAULT. An "Event of Default" shall exist if any of the following occurs and is continuing:

      (a) UDMS fails to make any payment of principal on any note executed in connection with this Agreement on or before fifteen business days after the date such payment is due;

      (b) UDMS fails to make any payment of interest on any note executed in connection with this Agreement on or before fifteen business days after the date such payment is due;

      (c) UDMS fails to comply with any other provision of this Agreement, and such failure continues for more than 30 days after such failure shall first become known to any officer of UDMS;

      (d) UDMS becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator; or

      (e) bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against UDMS.

7. ACCELERATION. If an Event of Default exists, MedPlus may immediately exercise any right, power or remedy permitted to MedPlus by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on all notes then outstanding pursuant to this Agreement to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by UDMS.

8.    MISCELLANEOUS.

      (a) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

      (b) This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of UDMS and MedPlus.

      (c) Two or more duplicate originals of this Agreement may be signed by the parties, each of which


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      (d)   shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

      IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

UNIVERSAL DOCUMENT MANAGEMENT
SYSTEMS, INC.


By:
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Its:
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MEDPLUS, INC.


By:
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Its:
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